Exhibit 23.3

                         CONSENT OF INDEPENDENT ENGINEER


         We consent to the inclusion in this Registration Statement on Form S-4, filed with the Securities and Exchange Commission by ESI Tractebel Acquisition Corp. under the Securities Act of 1933, of our report dated February 12, 1998 and entitled "Bellingham and Sayreville Cogeneration Facilities Due Diligence Review." We also consent to the reference to our firm in said Registration Statement under the caption, "Experts."


                                         SARGENT & LUNDY


                                         /s/ A. Morcos
                                         ---------------------------------
                                         Name:  Andrew Morcos
                                         Title: Sr. Vice President

Chicago, Illinois
May 5, 1998